Exhibit 99

PROXY

                          SECURITY BANK CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints _________________,  __________________ and
_____________________, or any one of them and with full power of substitution, his or her attorney-in-fact and proxy, to represent the undersigned at the Special Meeting of Shareholders of Security Bank Corporation, to be held at ___________________, located at _______________, Manassas, Virginia at ______
__.m. on _________________, 1999 and at any adjournment thereof, and to vote all shares of stock of SBC that the undersigned shall be entitled to vote at such meeting on each of the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of November 25, 1998, and a related Plan of Merger among Security, F&M National
      Corporation   and one of its  subsidiary banks, F&M  Bank-Northern
      Virginia, providing for the merger of Security with and into F&M-Northern Virginia upon the terms and conditions set forth in the merger agreement as described in the proxy statement/prospectus of Security and F&M, dated ______________, 1999.

      FOR [  ]                AGAINST  [   ]                ABSTAIN  [  ]
                                                            (has    the   same
                                                            effect as a vote
                                                            Against)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      This proxy, when properly signed and dated, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal number 1 as specified above. This proxy may be revoked at any time prior to its exercise.

                                               Dated:_____________________, 1999


                                                --------------------------------


                                                --------------------------------
                                                Please  sign   exactly  as  name
                                                appears     on     the     stock
                                                certificate.   When  signing  as
                                                attorney,              executor,
                                                administrator or trustee, please
                                                give full title.

Please mark, sign, date and return promptly this Proxy Card using the enclosed envelope.